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                                                                   Exhibit 10.20



                          SECOND SUPPLEMENTAL AGREEMENT
                    FOR THE SALE OF ELECTRIC ENERGY FROM THE
                           SCRUBGRASS GENERATING PLANT
                    ----------------------------------------

         THIS SECOND SUPPLEMENTAL AGREEMENT, made and entered into this 27th day of September, 1989 by and between Pennsylvania Electric Company (hereinafter "Penelec" or "Company"), a public utility corporation organized and existing under the laws of the Commonwealth of Pennsylvania and Scrubgrass Power Corp. (hereinafter "SPC"), a Pennsylvania corporation, hereinafter sometimes referred to collectively as the "Parties" or individually as "Party".

                              W I T N E S S E T H :

         WHEREAS, Penelec is a Pennsylvania public utility corporation engaged in the production, transmission and distribution of electric energy; and

         WHEREAS, SPC is a corporation which has undertaken to acquire, construct, install and operate a certain waste-fired electric generating installation in Scrubgrass Township, Venango County, Pennsylvania (hereinafter "Facility"); and

         WHEREAS, Penelec and SPC entered into an agreement dated August 7, 1987 for the sale and purchase of electric energy produced by the Facility (hereinafter "Power Purchase Agreement"); and
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         WHEREAS, the Parties amended the Power Purchase Agreement in a supplemental agreement dated February 22, 1989 ("Supplemental Agreement") for purposes of modifying the construction expenditures incurred by SPC at the Facility; and

         WHEREAS, the Parties presently desire to extend Commercial Operation Date for the Facility and to modify amount of liquidated damages in connection therewith.

         NOW, THEREFORE, in consideration of the mutual covenants and promises set forth below, the Parties, INTENDING TO BE LEGALLY BOUND HEREUNDER, hereby covenant, promise and agree as follows:

         1. Unless specifically stated otherwise in this Second Supplemental Agreement, the Power Purchase Agreement and the Supplemental Agreement shall remain in full force and effect and bind the Parties thereto and hereto in accordance with their respective terms.

         2. All defined terms contained in the Power Purchase Agreement and the Supplemental Agreement shall be equally applicable to this Second Supplemental Agreement unless otherwise stated herein.

         3. Notwithstanding anything contained to the contrary in the Power Purchase Agreement and the Supplemental Agreement, the anticipated Commercial Operation Date for the Facility shall be extended to March 31, 1992.
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         4. Section A, paragraph 3(e) of the Power Purchase Agreement is hereby rescinded and replaced with the following:

         "(e) Notwithstanding the foregoing, if this AGREEMENT should terminate pursuant to this Section A, the Company shall be entitled to the full amount of any liquidated damages provided under Section Y hereof, less any amount previously paid to Penelec hereunder."

         5. Section A, paragraph 4 of the Power Purchase Agreement as amended by the Supplemental Agreement is hereby rescinded in its entirety and is replaced with the following:

         "4. Notwithstanding anything contained in this AGREEMENT to the contrary, if the Commercial Operation Date has not occurred on or prior to March 31, 1992, for a reason other than force majeure, the Company may terminate this AGREEMENT unless prior to such date SPC demonstrates to the Company's reasonable satisfaction that the SPC:

             "(a) Has commenced and there is ongoing a program of continuous construction of the Facility pursuant to which SPC has incurred direct construction expenditures of not less than Eighty million dollars ($80,000,000.00); and

             "(b) Has furnished the Company with a revised construction schedule for the Facility under which the Facility will be in operation not later than July 1, 1993. In such event, the Commercial Operation Date shall be extended to no later than July 1, 1993."

         6. Section C, paragraph 2(b) of the Power Purchase Agreement is hereby rescinded and replaced with the following:

             "(b) For each month of the first year commencing with the Commercial Operation Date, Penelec shall pay SPC a uniform rate of 6.6 cents per KWH during on-peak hours and 2.8 cents per KWH during off-peak hours (See Section K, paragraphs 4 and 5, for the definition of on-peak and off-peak hours), and thereafter, Penelec shall escalate these on-peak and off-peak rates by six percent (6%) each year, up to and including the tenth (10th) year of this AGREEMENT."
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         7. Section T, paragraph 7 of the Power Purchase Agreement is hereby rescinded and replaced with the following paragraph:

         "7. In no event shall a force majeure condition or event asserted at any time by SPC under this AGREEMENT, extend, modify or otherwise alter the final anticipated Commercial Operation Date of July 1, 1993 as specified in Section A, paragraph 4(b)."

         8. Section X, paragraph 1(c) of the Power Purchase Agreement is hereby rescinded and replaced with the following paragraph:

         "(c) If the Facility is not constructed and operating by March 31, 1992, unless that date is extended in accordance with Section A, paragraph 4 of this AGREEMENT."

         9. Section X, paragraph 1(i) of the Power Purchase Agreement is hereby rescinded and replaced with the following paragraph:

         "(i) the Facility fails at any time to maintain its status as a small power production facility or cogeneration facility under the rules and regulations of the FERC and all applicable federal and state statutes after notice by Penelec to SPC affording SPC reasonable time to cure any such failure."

         10. The Parties acknowledge that SPC has previously provided to Penelec reasonable and satisfactory security in the amount of Eight hundred thousand dollars ($800,000.00) for purposes of securing Penelec's potential claim for liquidated damages pursuant to Section Y of the Power Purchase Agreement in the event that SPC abandons or fails to complete construction of the Facility by December 31, 1990 or said Facility fails to
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achieve Commercial Operation by said date. SPC hereby unconditionally and unequivocally agrees that Penelec shall have the absolute right to call upon and receive payment from Home Life Insurance Company in the amount of Eight hundred thousand dollars ($800,000.00) on December 31, 1990 under and pursuant to Funding Agreement No. 507. SPC shall not interfere with or cause any third party to interfere with, obstruct, prevent or otherwise prohibit Penelec from calling upon and receiving payment of the full amount of Eight hundred thousand dollars ($800,000.00) pursuant to Funding Agreement No. 507 with Home Life Insurance Company. No force majeure event or condition or any other legal or equitable right asserted at any time by SPC under the Power Purchase Agreement, any supplements thereto or otherwise shall in any way interfere with, obstruct, prevent or prohibit Penelec from receiving the Eight hundred thousand ($800,000.00) from Home Life Insurance Company as provided herein.

         11. Section Y of the Power Purchase Agreement is hereby rescinded and replaced with the following:

         "Y. Liquidated Damages
         ----------------------

         "1. If SPC shall abandon or fail to complete construction of the Facility or otherwise fail to have the Facility in Commercial Operation by March 31, 1992, or if this AGREEMENT is terminated by Penelec under Section X hereof, it is acknowledged and agreed that the Company will suffer damages which, as the result of the Company's dependence upon the delivery of SPC's capacity hereunder, the Company would be unable to mitigate fully.

         "2. The Company and SPC agree that the amount of actual damages suffered by the Company under the foregoing circumstances would be difficult or impossible to measure. Therefore, the Company and SPC agree as follows:
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         "(a) If SPC abandons completion of the Facility between the effective date of this AGREEMENT and March 31, 1992 or otherwise fails to complete construction of the Facility and have it operating and in Commercial Operation by March 31, 1992, unless extended by an appropriate force majeure event or condition, SPC shall pay to the Company a one time liquidated damage amount equal to Ten dollars ($10.00) per KW of the anticipated capacity of the Facility of 80,000 KW. SPC shall secure payment of this liquidated damage amount by providing to the Company, not later than the first to occur of (i) six (6) months following the execution of the Second Supplemental Agreement or (ii) ten (10) days following the first disbursement of funds under the construction loan for the Facility, but in no event later than February 1, 1990, a noncancellable and irrevocable letter of credit in form and substance reasonably acceptable to the Company upon which the Company can draw if the Facility is abandoned prior to, is not complete and operating by, or is not in Commercial Operation by March 31, 1992. The aforesaid irrevocable bank letter credit will terminate upon the Commercial Operation date.

         "(b) SPC shall execute any and all documents reasonably necessary to assure that Penelec's claim to and interest in the Letter of Credit is perfected."

         12. This Second Supplemental Agreement shall be construed and interpreted in accordance with the laws of the Commonwealth of Pennsylvania.

         13. This Second Supplemental Agreement shall become effective upon its execution by the parties hereto and shall inure to the benefit of and be binding upon the Company, SPC and their respective successors and assigns.

         14. Notwithstanding anything to the contrary contained in the Power Purchase Agreement and the Supplemental Agreement, Penelec shall have no obligation to purchase any electric energy produced by the Facility prior to December 1, 1991.
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         IN WITNESS WHEREOF, the parties hereto have caused this Second
Supplemental Agreement to be executed by their duly authorized representatives as of the date hereinabove set forth.


Attest:                                        PENNSYLVANIA ELECTRIC COMPANY

     [SIGNATURE ILLEGIBLE]                     By: /s/ John F. Furst
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           ASSISTANT                               John F. Furst, Vice President
           Secretary

Attest:                                        SCRUBGRASS POWER CORP.

/s/ Joseph Serafini                            By: /s/ Joseph E. Cresci
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           Secretary                               Joseph E. Cresci, President